[GRAPHIC OMITTED][GRAPHIC OMITTED]                                 Press Release


Date:          May 10, 2005                      Contact:     Amy M. Dunaway
For Release:   Immediately                       Telephone:   (334) 834-5483



              THE ENSTAR GROUP, INC. REPORTS FIRST QUARTER RESULTS

     Montgomery, Alabama - May 10, 2005-- The Enstar Group, Inc. ("Enstar" or the "Company") (Nasdaq:ESGR) today reported its earnings and financial position for the quarter ended March 31, 2005.

     Enstar reported net income of $39,000, or $0.01 per share (diluted), for the quarter ended March 31, 2005, compared to net income of $1,098,000, or $.19 per share (diluted), for the same period in 2004. The decrease in net income was primarily attributable to decreased earnings from partially owned equity affiliates.

     The Company's total assets were $159,054,000 at March 31, 2005, consisting primarily of $85,600,000 in cash, cash equivalents and certificates of deposit and $72,868,000 in ownership of operating businesses. Total assets were $158,977,000 at December 31, 2004. Shareholders' equity was $146,210,000 at March 31, 2005, up from $146,174,000 at December 31, 2004.

     Enstar continues to actively search for additional operating businesses that meet its acquisition criteria. The worldwide search is principally focused on the financial services industry.

                             THE ENSTAR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    March 31,        Dec. 31,
                                                     2005              2004
                                                   ----------       ------------
                                                      (dollars in thousands)
                                                          (unaudited)
Total assets                                       $159,054        $158,977
                                                   ========        ========

Total liabilities                                  $ 12,844        $  12,803
Total shareholders' equity                          146,210          146,174
                                                   --------        ---------
Total liabilities and shareholders' equity         $159,054         $158,977
                                                   ========        =========


                                      MORE


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                             THE ENSTAR GROUP, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME


                                                             Three Months Ended
                                                         ---------------------------
                                                          March 31,        March 31,
                                                            2005             2004
                                                         ------------     -----------
                                                            (dollars in thousands,
                                                            except per share data)
                                                                 (unaudited)

Interest income                                           $       482    $       177
Earnings of partially owned equity affiliates                     265          3,000
Other income                                                      100            100
General and administrative expenses                              (780)          (727)
                                                          -----------    -----------
Income before income taxes and minority interest                   67          2,550
Income taxes                                                      (28)          (829)
                                                          -----------    -----------
Income before minority interest                                    39          1,721
Minority interest                                                --             (623)
                                                          -----------    -----------
Net income                                                $        39    $     1,098
                                                          ===========    ===========
Comprehensive income                                      $        15    $     1,174
                                                          ===========    ===========

Weighted average shares outstanding - basic                 5,517,909      5,465,753
                                                          ===========    ===========
Weighted average shares outstanding - assuming dilution     5,849,053      5,934,877
                                                          ===========    ===========

Net income per common share - basic                       $       .01    $       .20
                                                          ===========    ===========
Net income per common share - assuming dilution           $       .01    $       .19
                                                          ===========    ===========



                                      * * *

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2004, and are hereby incorporated herein by reference.

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